Chemtura Completes Acquisition of Kaufman Holdings Corporation
Chemtura Builds on Core Competencies
Expects High Growth in Lubricants for Hydro Fluorocarbon (HFC) Refrigeration Compressors

MIDDLEBURY, Conn. - Jan. 31, 2007 - Chemtura Corporation (NYSE: CEM) announced today that it has completed the acquisition of the stock of Kaufman Holdings Corporation in an all-cash transaction.

Kaufman has approximately 300 employees and 2006 revenues in excess of $200 million. The acquisition includes Kaufman’s two operating companies:
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Hatco Corporation, a worldwide leading producer of polyol esters used for technically demanding synthetic lubricant applications, including aviation turbine oils and lubricants for HFC refrigeration compressors; and

•	Anderol Inc., a worldwide leader in high-performance, synthetic lubricants used in demanding aviation and industrial applications, such as compressors, bearings, gears and food-grade machinery.

“The acquisition of these companies aligns with our strategy to add high-performing businesses to our portfolio,” said Chemtura Chairman and CEO Robert L. Wood. “Both Hatco and Anderol are world leaders in their respective markets.

“Our existing Petroleum Additives / Lubricants business is core to our growth, and Hatco and Anderol fit in well with this business. There are related product offerings in key customer areas, as well as the opportunity to strengthen alliances with major suppliers. There may be distribution synergies as well, benefiting our global customers,” he said. “Chemtura will add industry expertise, Six Sigma-based products and processes, and new information technology systems that will benefit Kaufman customers.”

“The acquisition brings together complementary technology and manufacturing experience and will result in our ability to offer customers a broader portfolio of products, technology and service,” said Janet Mann, general manager and vice president of Chemtura Performance Specialties, which includes the Petroleum Additives / Lubricants business. Hatco and Anderol will become part of the Performance Specialties group of businesses.

“We see many opportunities for global expansion in two high-growth markets: HFC refrigeration lubricants and high-performance synthetic lubricants,” Mann said. “Growth in HFC refrigeration lubricants is driven by the Montreal Protocol, which provides for the accelerating adoption of environmentally friendly refrigerants. Growth also will be driven by the demand for improved fuel and energy efficiency, as well as increased equipment durability, all of which are enhanced by the use of synthetic lubricants.”

“Chemtura is pleased to welcome Hatco and Anderol employees into the Chemtura organization and looks forward to the success we will achieve together.” said Wood.

Chemtura Corporation
Chemtura Corporation, with pro forma 2005 sales of $3.9 billion, is a global manufacturer and marketer of specialty chemicals, crop protection and pool, spa and home care products. Additional information concerning Chemtura is available at www.chemtura.com.

Forward-Looking Statement
Certain statements made in this release are forward-looking statements that involve risks and uncertainties, including, but not limited to, general economic conditions; significant international operations and interests; the outcome and timing of antitrust investigations and related civil lawsuits to which Chemtura is subject; the ability to obtain increases in selling prices; the ability to retain sales volumes in the event of increasing selling prices; the ability to absorb fixed cost overhead in the event of lower volumes; pension and other post-retirement benefit plan assumptions; energy and raw material prices, availability and quality; production capacity; changes in interest rates and foreign currency exchange rates; changes in technology, market demand and customer requirements; the enactment of more stringent environmental laws and regulations; the ability to realize expected cost savings under Chemtura’s cost-reduction initiatives; the ability to successfully execute our portfolio divesture plan; the ability to reduce Chemtura’s debt levels; the ability to successfully integrate the Crompton and Great Lakes businesses, operations and information systems and achieve anticipated benefits from the Merger, including costs savings and synergies; and other risks and uncertainties detailed in filings with the Securities and Exchange Commission by Chemtura or its predecessor companies. These statements are based on Chemtura’s estimates and assumptions and on currently available information. The forward-looking statements include information concerning our possible or assumed future results of operations. Chemtura’s actual results may differ significantly from the results discussed. Forward-looking information is intended to reflect opinions as of the date this release was issued and such information will not necessarily be updated by Chemtura.